UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2021 (November 8, 2021)

FORTUNE VALLEY TREASURES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55555	32-0439333
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

13th Floor, Building B1, Wisdom Plaza Qiaoxiang Road, Nanshan District Shenzhen, Guangdong, China	518000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 755-86961405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

Fortune Valley Treasures, Inc. (the “Company”) incorporates by reference the disclosure below in Item 4.02(a).

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the preparation of the unaudited consolidated financial statements for the quarter ended September 30, 2021, management of the Company determined that the comparative figures presented in the previously issued unaudited consolidated financial statements contained in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2020 should be amended to correct errors in the financial statements.

On November 8, 2021, management of the Company presented its findings and recommendation to the Audit Committee of the Board of Directors of the Company, which approved the recommendation of management to restate the unaudited financial statements for the quarter ended September 30, 2020. The decision to restate the financial statements was made after management’s analysis of transactions that should have been reflected in such financial statements. Management discussed its conclusion and recommendation with the Audit Committee that the Company’s previously issued unaudited consolidated financial statements for the period ended September 30, 2020 contained in the Company’s quarterly report on Forms 10-Q filed with the Securities and Exchange Commission on November 23, 2020, should be restated to correctly reflect the transactions as stated below in the financial statements. The Audit Committee approved the recommendation of management. The Audit Committee discussed the issues related to the non-reliance and restatement with the Company’s independent auditor, MaloneBailey, LLP. A draft of the Company’s current report on Form 8-K dated November 10, 2021 was provided to the auditors prior to filing. The corrections stated below have no material or significant impact on the Company’s financial statements in period prior to the quarter ended September 30, 2020 or the Company’s audited consolidated financial statements for the year ended December 31, 2020.

The previously filed unaudited consolidated financial statements contained in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2020 did not reflect the acquisition of Dongguan Xixingdao Technology Co., Ltd. (“Xixingdao”) completed on August 31, 2020. The purchase consideration was $9,773,989, consisting of 4,862,681 shares of the Company’s common stock, which had not been issued as of September 30, 2020. The results of operations, financial position, and cash flows of Xixingdao for the period from September 1, 2020 to September 30, 2020 had not been included in the previously filed unaudited consolidated financial statements. The proposed key adjustments are as follows:

Total assets is expected to be adjusted from $420,198 to $11,087,032, increased $10,666,834, or 2,539%, as compared to the previously filed unaudited consolidated financial statements as at September 30, 2020 (hereinafter referred to as the “previously filed financial statements” or the “previous filing”). Total liabilities adjusted from $1,376,142 to $11,507,775, increased $10,131,633, or 736%, as compared to the previous filing. Total stockholder’s equity adjusted from negative $955,944 to negative $420,743, increased $535,201, or 56%, as compared to the previous filing.

For the three months ended September 30, 2020, revenue is expected to be adjusted from $156,340 to $283,560, increased $127,220, or 81%, from the previous filing. Cost of revenue adjusted from $118,454 to $245,504, increased $127,050, or 107%, from the previous filing. Gross profit adjusted from $37,886 to $38,056, increased $170, or 1%, from the previous filing. Net income for the three months adjusted from $2,425 to negative $77,140, decreased $79,565, or 3,281%, from the previous filing.

For the nine months ended September 30, 2020, total revenue is expected to be adjusted from $247,567 to $374,787, increased $127,220, or 51%, from the previous filing. Cost of revenue adjusted from $172,797 to $299,847, increased $127,050, or 73%, from the previous filing. Gross profit adjusted from $74,770 to $74,940, increased $170, or 1%, from the previous filing. Net loss adjusted from $201,977 to $281,542, decreased $79,565, or 39%, from the previous filing.

The Company has made a preliminary determination of the result of the above adjustments, which are subject to change prior to filing an amendment on Form 10-Q/A for the quarterly periods ended September 30, 2020 with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 10, 2021

FORTUNE VALLEY TREASURES, INC.

By:	/s/ Yumin Lin
Name:	Yumin Lin
Title:	Chief Executive Officer, President and Secretary